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                                                                    Exhibit 99.1


   TERAYON ANNOUNCES RESIGNATION OF DOUGLAS SABELLA, CHIEF OPERATING OFFICER

Santa Clara, California - June 14, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN) today announced that Douglas Sabella has resigned his position as Chief Operating Officer, effective July 16, 2004, to pursue other interests. Sabella has served as Chief Operating Officer since July 2003. The Company has no immediate plans to seek a replacement.

ABOUT TERAYON

      Terayon Communication Systems, Inc. provides broadband access, delivery and management solutions for broadband providers who want to deliver the widest range of advanced data, video and voice services. Terayon maintains its headquarters in Santa Clara, California, and has sales and support offices worldwide. The company is traded on the Nasdaq under the symbol TERN and can be found on the web at www.terayon.com.

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"Safe Harbor" Statements under the Private Securities Litigation Reform Act of
1995: This news release may contain forward-looking statements. For a full discussion of the risks to Terayon's business that might make these forward-looking statements inaccurate, please consult Terayon's filings with the Securities and Exchange Commission, including Terayon's 10-Q for the period ended March 31, 2004. Terayon is not obligated to (and expressly disclaims any obligation to) revise/update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.